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                                                                     Exhibit 2.7

                               SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made effective the 29th day of March, 2001.

BETWEEN:

                                    JAWZ INC.

                                                      ("JAWZ" or the "Borrower")

                                     - and -

                          THOMSON KERNAGHAN & CO. LTD.
                                                                  (the "Lender")

         WHEREAS the Lender has agreed to grant a loan to the Borrower, on certain terms and conditions, one of which is that the Borrower execute and deliver this Security Agreement to the Lender as continuing security for repayment of the Indebtedness;

         NOW THEREFORE THIS AGREEMENT WITNESSETH IN CONSIDERATION OF THE MUTUAL COVENANTS HEREIN CONTAINED, THAT:

Definitions
-----------
1.                In this Security Agreement:

         (a) "Chattels" means every estate or interest of the Borrower in any machinery, equipment, furniture, vehicles, goods or chattels owned by the Borrower whether or not as purchaser, mortgagee or lessee and including all equipment, accessories, tools and appliances thereto, now or hereafter affixed or appertaining or used in connection therewith with all other machinery, equipment, furniture, vehicles, goods and chattels now or hereafter owned or acquired by the Borrower, whether in substitution, renewal or replacement therefor;

         (b) "Collateral" means the undertaking in all the property and assets of the Borrower for the time being, both present and future, of whatsoever nature and kind and wheresoever situated including, without any way limiting or restricting the generality of the foregoing, all present and future incomes, monies, sources of monies, revenues, rents, credits, accounts receivable, book debts, negotiable and non-negotiable instruments, shares, stocks, bonds, debentures, securities, choses in action, goodwill, trade marks, patents and patent rights, processes, inventions, franchises, powers, privileges, licenses and all other property and things of value, real or personal, tangible or intangible, legal or equitable, which the Borrower may be possessed of or entitled to or which may at any time hereafter be acquired by the Borrower.


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         (c)      "Event of Default" means any of the items set out in paragraph
                  8 hereof;

         (d) "Indebtedness" means the loan made by the Lender to the Borrower or the aggregate amount outstanding at any given time of all loans or advances made or which may be made by the Lender to the Borrower and interest on such loans and advances and all costs, charges and expenses of or incurred by the Lender in connection with any security or in connection with all property covered by or comprised in such security;

         (e) "Loan Agreement" means that certain loan agreement in writing made between the Borrower and the Lender dated concurrently herewith and any amendments or substitutions therefor;

         (f) "Permitted Encumbrances" means such encumbrances, liens or interests as set out in Schedule "A";

         (g) "Prime Rate" means for any day, the U.S. Prime Rate of interest per annum as published from time to time by Bridge Telerate;

         (h) "Security" means any security or security documentation described as Securities in the Loan Agreement; and

         (i) "Security Agreement" means this agreement and all renewals, amendments or substitutions hereof and the expressions "herein", "hereof", "hereto", "above", "below" and similar expressions refer and relate to the whole of this Agreement and not to a paragraph, subparagraph, section or article only unless otherwise provided.

Grant of Security Interest
--------------------------
2. In consideration of the Lender agreeing to make certain credit facilities available to the Borrower, the Borrower hereby grants to each Lender a security interest in, a general lien upon, and a right of set-off against, the Collateral.

Continuous Charge
-----------------
3. The security interest in, general lien upon, and right of set-off against the Collateral hereby created shall take effect and attach immediately upon the execution hereof and shall be a continuous charge for the full amount of the Indebtedness notwithstanding the actual state of accounts between the Lender and the Borrower notwithstanding that monies advanced may be repaid and further advances made by the Lender on the security of this Security



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Agreement and notwithstanding that from time to time there may be no monies owing by the Borrower to the Lender.

Incorporate Loan Agreement
--------------------------
4. The Borrower acknowledges and agrees that this Security Agreement is being executed and delivered pursuant to the Loan Agreement. The Borrower covenants to observe, perform and be bound by the covenants contained in the Loan Agreement to the same extent and effect as if such covenants were set forth herein. In the event of a conflict between the provisions of this Security Agreement and the provisions of the Loan Agreement, the provisions of the Loan Agreement shall govern.

Dealing in Ordinary Course
--------------------------
5. The Borrower may, provided it is not in default hereunder or in any other agreement from time to time in effect between the Borrower and the Lender, and subject always to the terms hereof, dispose of or deal with the Collateral in the ordinary course of its business, provided however that the Borrower shall:

         (a) Not mortgage, pledge, charge, encumber or grant any security interest in the Collateral, other than the Permitted Encumbrances; and

         (b) Hold all proceeds thereof in trust for the Lender, to be paid to the Lender on demand and to be applied in reduction of the Indebtedness.

Positive Covenants
------------------
6. At all times during the currency of this Security Agreement the Borrower covenants with the Lender that it shall:

         (a) Pay to the Lender, when due at the times and in the manner required by the Lender, all amounts owing by it to the Lender, whether specifically referred to herein or not;

         (b) Pay, as and when the same become due, all taxes, rents, liens, claims or other charges and encumbrances now existing or hereafter created or which may become a charge on any part of the Collateral, including such payments as may be required pursuant to the Permitted Encumbrances; and

         (c) Execute and deliver to the Lender promissory notes or other evidences of indebtedness, in such form and at such times as the Lender may require.
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Negative Covenants
------------------

7. The Borrower further covenants with the Lender that it shall not, except with the prior written consent of the Lender;

     (a) Sell, transfer, assign, lease, part with possession of, abandon or otherwise dispose of or diminish the value of any of the Collateral or attempt to do so; and

     (b) Create or permit to exist any fixed or floating debenture, mortgage, charge, lien, encumbrance or other security interest or claim of any kind on any of the Collateral ranking or purporting to rank prior to or equally with the security created by this Security Agreement except other than in favour of both Lender or the Permitted Encumbrances.


Events of Default
-----------------

8. The Indebtedness hereby secured shall, at the option of the Lender, immediately become due and payable, without any or any further demand therefor and without any days of grace being allowed to the Borrower, and the Security hereby constituted shall immediately become enforceable and may be enforced without the requirement of any or any further notice of default or non-payment from the Lender to the Borrower, in each and every of the following events:

     (a) The Borrower defaults in payment of the Indebtedness due to the Lender, whether secured hereunder or not; and

     (b) The Borrower defaults or is in breach of the performance or observance of any part of the covenants, agreements, conditions, warranties or representations to be kept, observed or performed by the Borrower pursuant to this Security Agreement, the Security, the Loan Agreement or any collateral or supplemental agreement or any other agreement whatsoever entered into between the Borrower and the Lender.


Remedies
--------

9. If this Security Agreement and the Security hereby constituted becomes enforceable, the Lender may, in addition to any other rights it may have, without notice, demand, advertisement or any other formality, all of which are hereby waived, do any one or more of the following things:

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     (a)  Declare that the security herein created shall forthwith become a specific charge against all of the Collateral, in which case the Borrower shall cease to have any capacity or authority to deal with the Collateral;

     (b) Seize or otherwise take possession of the Collateral or any part thereof and sell, lease or dispose of the same by public or private sale or auction at such price and upon such terms as the Lender in its sole discretion determines. The Borrower agrees to forthwith upon demand, assemble and deliver to the Lender all of the Collateral, at such place as may be specified by the Lender. The proceeds of such sale less all costs and expenses of the Lender (including costs as between a solicitor and his own client on a full indemnity basis) shall be applied on the monies owing hereunder or secured hereby, and the surplus if any shall be disposed of according to law; provided that if the monies realized from such sale are not sufficient to pay the full amount owing or secured under this Security Agreement, the Lender shall be entitled to exercise such remedies against the Borrower to collect the balance owing as it may be entitled to by law; and

     (c) Appoint in writing or apply to a Court of competent jurisdiction for the appointment of a receiver or a receiver-manager or a receiver and a receiver-manager (in any case called the "Receiver") of all or any part of the Collateral and may from time to time remove any Receiver so appointed and appoint another in its stead and the following provisions shall be applicable:

          (i) such appointment may be made at any time either before or after the Lender have entered into or taken possession of the Collateral or any part thereof;

          (ii) any such Receiver shall also have the power of a manager, if so approved by the Lender, and may carry on or concur in carrying on the business of the Borrower or any part thereof and may exercise all the powers herein conferred upon the Lender;

          (iii) the Borrower shall cooperate fully with and assist the Receiver forthwith upon request and shall promptly confirm and ratify all acts of the Receiver;

          (iv) the Lender may from time to time fix the remuneration of any such Receiver and direct the payment thereof out of the Collateral or the proceeds of the sale or other disposition thereof or from receipts from operation of the business of the Borrower or any part thereof;

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          (v)   any such Receiver shall, so far as concerns responsibility for its acts, be deemed the agent of the Borrower, and the Lender shall not be in any way responsible for any misconduct or negligence on the part of any such Receiver;

          (vi)  any such Receiver shall have the power to:

                (A) receive the revenues, incomes, issues and profits of the
                    Collateral and of the business of the Borrower and to pay therefrom all expenses, charges and borrowings incurred or payable in respect thereof, and all taxes, assessments and other charges against the Collateral;

                (B) take possession of the Collateral or any part thereof and sell or concur in selling the same;

                (C) sell, dispose of, rent or lease any or all of the Collateral by public auction, tender, or private sale at such time and upon such terms and conditions as the Receiver shall determine and to deliver to the purchaser thereof sufficient title documents, transfers and deeds for the same;

                (D) make any arrangement or compromise which the Receiver deems expedient; and

                (E) exercise all or any of the powers or rights incidental to the ownership of the Collateral;

          (vii) The Lender or any subsidiary, agent or representative thereof may become purchasers at any sale of the Collateral whether such sale is made under any power of sale contained in this Security Agreement or pursuant to foreclosure or other judicial proceedings;

         (viii) to enable the Receiver to exercise the powers granted to him pursuant to the terms of this Debenture, the Borrower hereby irrevocably appoints the Receiver attorney on its behalf, to do all acts and things on behalf of and in the name of the Borrower as may be authorized by the provisions of this Security Agreement, including carrying out any sale, lease or disposition of any or all of the Collateral and affixing the seal of the Borrower to any deeds, transfers, conveyances, assignments, assurances, documents and things which in the Receiver's discretion ought to be executed to complete

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               any sale or transfer of any or all of the Collateral, or
               alternatively, to execute the same under the Receiver's own seal, by conveying in the name of and on behalf of the Borrower; and any deed, transfer or other instrument signed by the Receiver under his seal shall have the same effect as if it were executed under the seal of the Borrower.

The rights and powers conferred by this paragraph 9 are supplementary to and not in substitution for any rights and powers the Lender may have from time to time as holder of this Security Agreement or otherwise.


Concurrent Filings
------------------

10. The Borrower recognizes that financing statements pertaining to the Collateral may be filed in the applicable jurisdictions.


Obligation to Notify of Additional Filing Requirements
------------------------------------------------------

11.  The Borrower will promptly notify the Lender of any change:

     (a)  In the location of the Borrower;

     (b) In the office where the Borrower keeps its records concerning the Collateral; or

     (c)  In the Borrower's chief place of business; or

     (d)  In the location of the Collateral.

In any notice furnished pursuant to this Section, the Borrower will expressly state that the notice is required by this Security Agreement and contains facts that will or may require additional filings of financial statements, amendments to this Security Agreement or other notices for the purpose of continuing perfection of the Lender's security interest in the Collateral.


Right of the Lender to Perform
------------------------------

12. The taking of a judgment or judgments or any other action or dealing by the Lender in respect of any of the Security shall not operate as a merger or any other security given to the Lender or any part thereof or in any way suspend payment of or affect or prejudice the rights, remedies and powers, legal or equitable, which the Lender may have in connection with any such other security or the Indebtedness or in any of the Security. Foreclosure, surrender, cancellation, variation or any other dealing with or modification of any of the Security shall not

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release or affect the liability of the Borrower to the Lender or release or affect any other security held by the Lender.


Costs
-----

13. All payments, advances and other monies expended (in addition to the principal sum) by the Lender under the provisions of this Security Agreement, together with all costs, charges and expenses incurred by the Lender in connection therewith, and all fees and expenses incurred by the Lender in the preparation and registration of this Security Agreement and for examining the Collateral and the title thereto and for making and maintaining this Security Agreement a charge on the Collateral in accordance with the terms hereof, and all costs, charges and expenses and solicitors' and agents' fees incurred by the Lender by reason of the default by the Borrower in the due observance or performance of any of its covenants contained herein (including without limitation in all of the foregoing cases solicitors' fees as between a solicitor and his own client on a full indemnity basis) shall be repaid forthwith on demand by the Borrower to the Lender and pending such repayment shall be added to and become part of the principal sum and shall bear interest at the rate set forth herein from the date payment is made by the Lender and shall be a charge on the Collateral and secured hereby as part of the Indebtedness.


Correction of Errors;  Perfection and Maintenance of Security Interest
----------------------------------------------------------------------

14. The Borrower will, upon request by the Lender, promptly correct any defect, error or omission which may be discovered in the contents of this Security Agreement or in the execution hereof, and will execute and deliver such further instruments (including without limitation instruments containing all the provisions thereof and in form suitable for recording or filing in any office in any jurisdiction in which the Borrower or any of the Collateral may be located and all documents or instruments required for filing financing statements or security instruments and do such further acts as may be necessary or as may be reasonably requested by the Lender to carry out more effectively this Security Agreement, to subject to the lien created hereby any of the properties, rights, titles or interests of the Borrower now covered or hereafter to be covered or intended to be covered hereby and to perfect and maintain such lien, all at the expense of the Borrower.


General
-------

15. The Lender shall be under no duty whatsoever to make or give any presentment, demand for performance, notice of non-performance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any of the Collateral or the Indebtedness, or to preserve any rights against prior parties. The Lender shall not be liable for failure to collect or realize upon any or all of the Indebtedness or the Collateral, or for any delay in so doing, nor shall the Lender be under any duty to take any action whatsoever with regard thereto. The

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Lender shall use reasonable care in the custody and preservation of any of the
Collateral in its possession but need not take any steps to keep the Collateral identifiable and need not take any steps to preserve rights against prior parties. The Lender shall have no duty to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or the Lender's right in or to, any of the Collateral. The Borrower waives any right to require the Lender to proceed against any person or entity, exhaust any of the Collateral or pursue any other remedy in the Lender's power; waives any and all notice of acceptance of this Security Agreement or of creation or modification of any of the Indebtedness; and waives any defense of any other person or entity, or by reason of the cessation from any cause whatsoever of the liability of any other person or entity. Until all Indebtedness shall have been paid in full: the Borrower shall have no right to subrogation, and the Borrower waives any right to enforce any remedy which the Lender now have or may hereafter have against any other person or entity and waives any benefit of any right to participate in any security whatsoever now or hereafter held by the Lender. The Borrower authorizes the Lender, without notice or demand and without any reservation of rights against the Borrower and without affecting the Borrower's liability hereunder or on the Indebtedness, from time to time:

     (a) Renew, extend, accelerate, modify, compromise, settle or release the obligation of any other person or entity with respect to any or all of the Indebtedness or the Collateral;

     (b) Take and hold security, other than the Collateral, for the payment of any or all of the Indebtedness, and exchange, enforce, waive and release any or all of the Collateral or other security;

     (c) Apply the Collateral or other security and direct the order or manner of sale thereof as either Lender in its discretion may determine; and

     (d) Release or substitute any other person or entity with respect to any or all of the Indebtedness.


Authority to Execute, Deliver and File Financing Statements, Etc.
-----------------------------------------------------------------

16. The Borrower hereby authorizes the Lender to execute on behalf of the Borrower, deliver and file financing statements, security agreements and other documents required for the purpose of perfecting, preserving or protecting the security interests in the Collateral granted or intended to be granted to the Lender in this Security Agreement, without the signature of the Borrower, or in the name of the Borrower, all at the expense of the Borrower. The Borrower hereby appoints the Lender as its attorney for the purpose of obtaining information from the creditors of the Borrower.

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Non-Judicial Proceedings
------------------------

17. The Lender may enforce their rights hereunder without prior judicial process or hearing, and the Borrower expressly waives all legal rights which might otherwise require the Lender to enforce its rights by judicial process in so providing for non-judicial remedies, the Borrower concedes that such remedies are responsive to commercial necessity and are the result of bargain at arm's length. Nothing herein is intended to prevent the Lender or the Borrower from resorting to judicial process at either party's option.


No Set-Off
----------

18. The principal, interest and all other monies hereby secured shall be paid and shall be assignable free from any right of set-off or counterclaim or equities between the Borrower and the Lender.


Judgment Shall Not Merge
------------------------

19. The obtaining of a judgment or judgments by the Lender for the amount secured by this Security Agreement or under any of the covenants contained in this Security Agreement shall not operate as a merger of said covenants or of the Lender's Security by way of a charge against the Collateral, or affect the Lender's right to interest at the rate stipulated herein on any monies due or owing to the Lender under this Security Agreement. The Borrower covenants to pay interest to the Lender after judgment on the amount of any judgment at the rate set out herein.


Severability
------------

20. If any one or more of the provisions of this Security Agreement is or are determined to be illegal or unenforceable, the same shall be severed and all other provisions shall remain effective.


Notices
-------

21. Any notice, request, demand or other communication between the parties hereto for the purposes hereof shall be duly given or made when communicated by one of the forms of communication hereafter set forth, to the party to which such notice, demand, or other communication is required or permitted to be given or made under this Agreement at the address of such party as such party may from time to time designate to the others. The forms of communication and the time at which a communication in any such form shall be deemed for the purposes of this Agreement to have been received are:

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     (a)  Prepaid registered mail, on the 3rd Business Day following the date of mailing;

     (b) Facsimile transmission, telegram or cable, on the Business Day following the date of sending; and

     (c) Personal delivery in writing to the designated addressee, on the Business Day of actual receipt,

provided that in case of any interruption for any reason of any one or more of the modes of communication listed above, the parties shall use a mode of communication which is not so interrupted with the intent that a mode of communication will be used which will give the addressee timely notice of the communication.


Address For Notices
-------------------

22. The address of each of the parties is until otherwise advised as follows:

          To the Borrower at:

          JAWZ Inc.
          #400, 630 - 8th Avenue S.W.
          Calgary, Alberta
          T2P 1G6

          1 403 209 6125  (fax)


          To the Lender at:

          THOMSON KERNAGHAN & CO. LTD.
          #600, 630 - 8th Avenue S.W.
          Calgary, Alberta, Canada
          T2P 1G8

          1 403 _________ (fax)


Time of Essence
---------------

23.       Time shall be of essence of this Agreement.


Whole Agreement
---------------

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24.  Except as expressly provided for herein, this Agreement the Loan Agreement and the Security, together with any schedules attached thereto, constitutes the entire agreement between the parties and all other agreements, representations, warranties and collateral agreements are expressly superseded by the terms hereof.


Assignment
----------

25. This Agreement may not be assigned by the Borrower without the prior written consent of the Lender.


Governing Law
-------------

26. This Security Agreement, the Security, the Loan Agreement and all documents and agreements collateral or related thereto shall be construed in accordance with the laws of the Province of Alberta, Canada.


Headings
--------

27. The Headings in this Agreement have been inserted for convenience only and in no way define, limit or enlarge the scope or meaning of this Agreement.


Enurement
---------

28. This Security Agreement (which term includes the Preamble and all Schedules attached hereto) shall enure to the benefit of the Lender, its successors and assigns and shall be binding upon the Borrower, its heirs, executors, administrators, successors and permitted assigns.

     IN WITNESS WHEREOF the Borrower and the Lender have executed this Security Agreement effective the 27th day of February, 2001.


                                        THOMSON KERNAGHAN & CO. LIMITED.


                                        By: ____________________________________



                                        JAWZ INC.


                                        By: ____________________________________



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                                  Schedule "A"

                             Permitted Encumbrances
                             ----------------------


The Lender acknowledges that the Borrower is making available a first charge over the assets of the Borrower to the Lender and other third party lenders who will collectively loan the Borrower up to US$7.5 million plus placement fees (the "Debt Pool"). The Lender agrees to postpone and share in a proportion equal to the Indebtedness divided by the amount of the Debt Pool outstanding from time to time, such interest that it may be granted in the Securities to the extent that the Lender obtains further debt financing to the maximum of the Debt Pool.